Exhibit 10.15

Warehouse Lease Agreement

          Party A: Shanxi Means of Production Company, Yuci Warehouse (formerly, the 671 Warehouse)
          Party B: Jinzhong Yongcheng Agriculture Trading Co. Limited

          This WAREHOUSE LEASE AGREEMENT (“Agreement”) is entered into this 28th day of December, 2008 by and between Shanxi Means of Production Company, Yuci Warehouse (“Party A”) and Jinzhong Yongcheng Agriculture Trading Co. Limited (“Party B”).

WITNESSETH

          WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the warehouse leasing cooperation between Party A and Party B;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

          1.  Party B hereby leases the following properties from Party A:
               A. Five (5) beams of warehouses, each with an area of 666 square meters and,
               B. Fifteen (15) beams of warehouses, each with an area of 275 square meters.
               Total areas leased: 7,425 square meters.

          2.  The term of this Agreement (“Term”) is twenty (20) years commencing from January 1, 2009 to December 31, 2028. The annual lease fee is RMB100,000, payable in one lump sum each year;

          3.  The warehouses leased by Party B shall be used exclusively for the purpose of cereal reservation;

          4.  Party B shall pay the electricity bill to Party A each month in accordance with the volume of electricity Party B actually used;

          5.   Party B shall not arbitrarily demolish, rebuild or newly construct any projects. Any demolished, rebuilt or newly constructed projects proceeded under the consent of both parties shall be fully restored or demolished to its original condition before the expiration of the Term of this Agreement;

          6.  Party B shall take good care of all the facilities and equipments of Party A within the Term of this Agreement and shall reimburse Party A for any damages to these facilities and equipments. Party B shall also indemnify and hold Party A harmless from and against all expenses to the extent that the expenses are resulting from damages caused by Party B’s inappropriate use of water, electricity and etc.;

          7.   Party B shall be responsible for all the securities issues during the Term of this Agreement;

          8.  Party B shall conduct its business legally, pay all applicable taxes and independently assume civil liabilities;

          9.   Party A shall coordinate with surrounding environments;

          10.  All related issues not covered by this Agreement will be negotiated by the parties;

          11.  This Agreement is executed in two (2) copies with each party holding one copy.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date first above written upon the signature and seals by both parties.

           Party A: Shanxi Means of Production Company, Yuci Warehouse (SEAL)

           Party B:   Jinzhong Yongcheng Agriculture Trading Co. Limited (SEAL)

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